Exhibit 99.1

First Busey Corporation and Mid Illinois Bancorp to Merge

First Busey Increases Market Presence in Peoria

Company Release - 03/13/2017 17:00

CHAMPAIGN, Ill. and PEORIA, Ill., Mar. 13, 2017 (GLOBE NEWSWIRE) — First Busey Corporation (“Busey”) (NASDAQ:BUSE), the holding company for Busey Bank, and Mid Illinois Bancorp, Inc. (“Mid Illinois”), the holding company for South Side Trust & Savings Bank of Peoria (“South Side Bank”), today jointly announced the signing of a definitive agreement pursuant to which Busey will acquire Mid Illinois through a merger transaction. The acquisition will enhance Busey’s existing deposit, commercial banking and trust and investment presence in the greater Peoria area.

Under the terms of the merger agreement, Mid Illinois shareholders will have the right to receive for each share of Mid Illinois common stock, at the election of each shareholder, and subject to proration, (i) $227.94 in cash, (ii) 7.5149 shares of First Busey common stock, or (iii) mixed consideration of $68.38 in cash and 5.2604 shares of First Busey common stock, with total consideration to consist of 70% stock and 30% cash. Based upon First Busey’s closing price of $29.83 on March 10, 2017, the aggregate implied transaction value is approximately $133.4 million. The transaction is anticipated to close in the second half of 2017, subject to customary closing conditions and required approvals. Upon completion of the holding company merger, South Side Bank is anticipated to merge with and into Busey Bank in Q1 2018.

Founded in 1922 and with more than $665 million in assets, South Side Bank operates as a state chartered commercial and trust bank with thirteen branches located within the greater Peoria area. South Side Bank also owns Mid-Illinois Insurance Services, Inc. Busey currently operates five branches within the Peoria area. The area has a solid economic climate that is home to significant professional, insurance, health care, information technology and manufacturing businesses. Mark Joseph, Mid Illinois’s President and Chief Executive Officer, will continue to lead the greater Peoria market once the acquisition is completed, as Mr. Joseph will be named Busey Bank’s Executive Vice-President and Commercial Market President, Peoria.

First Busey President and Chief Executive Officer Van A. Dukeman said, “Busey continues to expand its franchise through balanced, integrated growth strategies that generate value for our pillars—customers, associates, communities and shareholders. The acquisition of South Side Bank enhances our presence in Peoria, a market important to us and core to our franchise. South Side is the premier community bank in Peoria with a ninety-five year history and deep ties to the communities it serves. We are excited about the opportunities South Side’s uniquely attractive deposit franchise and trust and investment business present in Peoria and across our footprint. We are pleased to partner with South Side Bank and we look forward to building upon its storied history.”

Mr. Joseph added, “Busey is a natural partner for Mid Illinois because it understands the Peoria market, offers a broad range of financial service products to meet our customers’ growing needs, and shares an unwavering service commitment to customers, associates, communities and shareholders. Busey’s strong capital position allows for larger credits, spurring additional economic and community development opportunities, all while preserving a community banking approach the Peoria market appreciates.”

Busey was recently named one of the Best Places to Work in Illinois, as well as named one of American Banker’s 2016 Best Banks to Work For. Further, Busey was named among the top performing small-cap banks and thrifts—Sm-All Stars—by Sandler O’Neill + Partners, L.P. this past year. Busey was one of 27 selected in the nation and one of only two Illinois banks to be named.

Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel and Sandler O’Neill + Partners, L.P. served as financial advisor to Busey. Howard & Howard Attorneys PLLC served as legal counsel and Stephens Inc. served as financial advisor to Mid Illinois.

Busey Corporate Profile

As of December 31, 2016, First Busey Corporation (Nasdaq:BUSE) was a $5.4 billion financial holding company headquartered in Champaign, Illinois. Busey Bank, a wholly-owned bank subsidiary, is headquartered in Champaign, Illinois and has 28 banking centers serving Illinois, 13 banking centers in the St. Louis, Missouri metropolitan area, 5 banking centers serving southwest Florida and a banking center in Indianapolis, Indiana. Busey Bank also offers mortgage loan products through 17 loan production offices in the St. Louis, Kansas City, Chicago, Omaha-Council Bluffs metropolitan areas and across the Midwest. Trevett Capital Partners, a wealth management division of Busey Bank, provides asset management, investment and fiduciary services to high net worth clients in southwest Florida. The wealth management professionals of Trevett Capital Partners can be reached through trevettcapitalpartners.com.

In addition, Busey Bank owns a retail payment processing subsidiary, FirsTech, Inc., which processes over 27 million transactions per year using online bill payment, lockbox processing and walk-in payments at its 3,000 agent locations in 36 states. More information about FirsTech, Inc. can be found at firstechpayments.com.

Busey Wealth Management is a wholly-owned subsidiary of First Busey Corporation. Through Busey Trust Company, Busey Wealth Management provides asset management, investment and fiduciary services to individuals, businesses and foundations. As of December 31, 2016, Busey Wealth Management’s assets under care were approximately $5.4 billion.

For more information about us, visit http://www.busey.com.

About Mid Illinois.: Mid Illinois Bancorp, Inc., headquartered in Peoria, Illinois, is a bank holding company with one bank subsidiary, South Side Trust & Savings Bank of Peoria.  Mid Illinois has 13 branches located in the Peoria MSA. Mid Illinois’ vision is to meet its customer’s needs through the delivery of high quality, personalized service better than its competition.

Special Note Concerning Forward-Looking Statements

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Busey and Mid Illinois.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of First Busey’s and Mid Illinois’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and neither First Busey nor Mid Illinois undertakes any obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of First Busey and Mid Illinois to control or predict, could cause actual results to differ materially from those in any forward-looking statements.  These factors include, among others, the following: (i) the possibility that any of the anticipated benefits of the proposed transaction between First Busey and Mid Illinois will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of Mid Illinois with those of First Busey will be materially delayed or will be more costly or difficult than expected; (iii) the inability to complete the proposed transaction due to the failure of the required shareholder approval; (iv) the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals; (v) the failure of the proposed transaction to close for any other reason; (vi) the effect of the announcement of the transaction on customer relationships and operating results; (vii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (viii) the strength of the local, national and international economy; (ix) changes in state and federal laws, regulations and governmental policies concerning First Busey’s and Mid Illinois’s general business; (x) changes in interest rates and prepayment rates of First Busey’s and Mid Illinois’s assets; (xi) increased competition in the financial services sector and the inability to attract new customers; (xii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (xiii) the loss of key executives or employees; (xiv) changes in consumer spending; (xv) unexpected results of acquisitions, including the acquisition of Mid Illinois; (xvi) unexpected outcomes of existing or new litigation involving First Busey or Mid Illinois; (xvii) the economic impact of any future terrorist threats or attacks; (xviii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and (xix) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning First Busey and Mid Illinois and their respective business, including additional factors that could materially affect First Busey’s and Mid Illinois’s financial results, are included in First Busey’s and Mid Illinois’s filings with the Securities and Exchange Commission (the “SEC”).

Additional Information

First Busey will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Mid Illinois that also constitutes a prospectus of First Busey, which will be sent to the shareholders of Mid Illinois. Mid Illinois’s shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about First Busey, Mid Illinois and the proposed transaction. When filed, this document and other documents relating to the merger filed by First Busey and Mid Illinois can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing First Busey’s website at www.busey.com under the tab “Investor Relations” and then under “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from First Busey upon written request to First Busey Corporation, Corporate Secretary, 100 W.

University Avenue, Champaign, Illinois 61820 or by calling (217) 365-4544, or from Mid Illinois, upon written request to Mid Illinois Bancorp, Inc., Attn: Mark Joseph, 2119 S.W. Adams Street, Peoria, Illinois 61602 or by calling (309) 676-0521.

Participants in this Transaction

First Busey, Mid Illinois and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about these participants may be found in the definitive proxy statement of First Busey relating to its 2016 Annual Meeting of Stockholders filed with the SEC on April 14, 2016. This definitive proxy statement can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CONTACTS:

Robin Elliott, CFO

First Busey Corporation

(217) 365-4500

robin.elliott@busey.com

Mark Joseph, President & CEO

Mid Illinois Bancorp, Inc.

(309) 676-0521

mwjoseph@southsidebank.com

Source: First Busey Corporation